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                                                                         10.11.3

Item 30  Operations





                               PACIFIC HORIZON -


                                    CHARTER
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January, 1981.





IT IS THIS DAY AGREED between J. MARR AND SON LIMITED of St. Andrews Dock Hull HU3 4PN (hereinafter called "Owners") being disponent owners of the good motor vessel called "Subsea 1" (hereinafter called "the Vessel") described as per clause 1 hereof and HORIZON EXPLORATION LIMITED of Horizon House, Azalea Drive, Swanley, Kent BR8 8JR (hereinafter called "Charterers")

1.       DESCRIPTION AND PERFORMANCE OF VESSEL:

Owners guarantee that at the date of delivery of the Vessel under this charter

(a)      She shall be classed with Lloyds Class 100 + A1.

(b) She shall be in every way fitted for burning diesel oil in main motors.

(c) She shall be of the description set out in appendix "A" attached hereto and signed by Owners and Owners undertake to use their best endeavours so to maintain the Vessel during the period of her service hereunder. In the event of any conflict between the particulars set out in the aforesaid appendix "A" and any provision of this charter such latter provision shall prevail

2.       CONDITION OF VESSEL:

Owners shall, before and at the date of delivery of the Vessel under this charter, exercise due diligence to make the Vessel in every way fit for service in accordance with clause 3 hereof in all weather working conditions with her machinery equipment and hull in such a state as to obtain the most economic working and with a full and efficient complement of master officers and crew. Owners undertake that throughout the period of service under this charter they will, whenever the passage of time, wear and tear or any event requires steps to be taken to maintain the Vessel as stipulated in clause 1 hereof and in this clause or to restore the Vessel to such condition, exercise due diligence to maintain or restore the Vessel as aforesaid

3.       PERIOD, PURPOSE AND TRADING LIMITS:

Owners agree to let and the Charterers agree to hire the Vessel for a period of 7 years commencing from the date of delivery of the Vessel, for the purpose of all lawful activities associated with offshore geophysical survey operations as Charterers shall direct.





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Charterers shall not send the Vessel beyond the limits of the Near Continental
Trading Area as defined in the Second Schedule to the Merchant Shipping (Certification of Marine Engineer Officers) Regulations 1971 and 1980 without Owners' consent but such consent shall not be unreasonably withheld provided Charterers agree to the rate of hire being increased from the date the Vessel leaves such area to take account of the anticipated increased operational costs consequent upon the Vessel trading outside such area. The Vessel shall be loaded and unloaded safely afloat in any dock or at any wharf or place or anchorage within such area (or outside such area with Owners' consent) according to the custom of the port or place as Charterers may direct.

PROVIDED THAT

(a) The Vessel shall not be ordered to nor bound to enter without Owners' written permission

         (i) Any place where fever or epidemics are prevalent or to which the master officers and crew by law are not bound to follow the Vessel

         (ii) Any ice-bound place or any place where lightships marks and buoys are or are likely to be withdrawn by reason of ice on the Vessel's arrival or where there is risk that ordinarily the Vessel will not be able on account of ice to reach the place or to get out after having completed her operations. The Vessel shall not be obliged to force ice nor to follow icebreaker. If, on account of ice, the master considers it dangerous to remain at the loading or discharging place for fear of the Vessel being frozen in and/or damaged, he has liberty to sail to a convenient open place and await Charterers' fresh instructions.

(b) The Charterer shall not employ the Vessel or suffer her employment in any trade or business which is forbidden by international law or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation in a prize court or to destruction seizure confiscation and in event of hostilities in any part of the world (whether war be declared or not) shall not employ the Vessel or suffer her employment in carrying any contraband goods and shall not permit or suffer the Vessel to enter or trade to any zone which is declared a war zone by the Vessel's War Risks insurers unless there shall have been effected by the Charterer and at its expense such special insurance coverage as matters may require.

(c) The Charterer shall not do or suffer to be done anything whereby the registration of the Vessel as a British ship at a port of registry in the United Kingdom may be forfeited or imperilled.





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(d)      The Charterers shall not use the Vessel in any manner or for any purpose excepted from any insurance policy or policies effected on the Vessel from time to time or for the purpose of the carriage of goods of any description excepted from the said insurance policy or policies and shall not do or suffer to be done anything which would reasonably be expected to invalidate any of the said insurance policy or policies nor shall the Charterer do any act or voluntarily permit or suffer any act to be done whereby: any insurance required hereunder shall or may be suspended impaired or become defective

4.       EXTENSION TO CHARTER:

Charterers have the option of extending the period of this charter for a further three consecutive periods of 12 months. Charterers will be required to declare by written notice to Owners an intention to extend the charter by each extension six months in advance, but for the period of any such extension the rate of hire will be calculated in accordance with clause 6 hereof.

5.       DELIVERY:

The Vessel shall be delivered to Charterers at Hull on or about 8th May 1981 and re-delivered to Owners at a safe U.K. port or any other place agreed upon between the parties. The Vessel shall be delivered to Charterers upon successful completion of Owners' sea trial. Full charter rate is to apply from the date of delivery.

6.       RATE OF HIRE:

(a) Subject as herein provided Charterers shall pay for the use and hire of the Vessel at the rate of L.2,100 per day commencing at and from the date of her delivery, as aforesaid and continuing until the date of her re-delivery to Owners after completion of refurbishment as provided in clause 18.

(b) During the Primary Period of the bareboat charter referred to below the rate in this clause is based on (i) L.980 being operating costs per day relating to master, officers and crew, hire and maintenance of electronics, insurance, stores, management, repatriation and hull and machinery repairs and (ii) L.1,120 depreciation and interest per day in respect of the Vessel. On 1st April 1982 and each 1st April thereafter for the duration of the Charter the rate of hire shall be increased by the amount of increase, if any, of either the said operating costs and/or the rate of hire payable during the immediately previous 12 months under the bareboat charter to the Owners the relevant terms of which have been produced to Charterers. During the Secondary Period of the said bareboat charter a sum equal to 75% of the reduction in the bareboat charter rate of hire will be deducted from the said figure of L.1,120 or such other figure which may be applying at





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         the end of such Primary Period representing depreciation and interest during the said Primary Period in order to determine the figure representing depreciation and interest during the period of any extension of the charter as provided under clause 4 hereof.

(c) The rate of hire in this clause is based, inter alia, on the employment of ex fishermen to man the Vessel. If at any time during the charter Owners are required by the government and/or by union pressure or for any other reason whatsoever to engage as master and/or officers and/or crew members of the Merchant Navy Officers Association and/or the National Union of Seamen then any extra cost to Owners as a result thereof in addition to any increase payable under (b) hereof shall be borne by Charterers for the remaining part of this charter and shall be added to the charter hire

7.       PAYMENT OF HIRE:

Payment of hire shall be made in cash in pounds sterling without discount monthly in advance on the 1st day of each month at Williams & Glyn's Bank Limited, Silver Street, Hull less any advances for disbursements made on Owners' behalf. In default of payment, Owners have the right of withdrawing the Vessel from the service of Charterers without noting any protest and without interference by any court or any other formality whatsoever and without prejudice to any claim Owners may otherwise have on Charterers under this charter. Failure to or delay in exercising such right shall not amount to a waiver of such right

8.       BUNKERS AT DELIVERY AND RE-DELIVERY:

Charterers shall accept and pay for all bunkers lubricants greases and oils on board at the time of delivery and Owners shall on expiry of this charter pay for all bunkers and oils then remaining on board at the prices listed at the respective ports of delivery and re-delivery at the time of such delivery or redelivery

9.       CHARTERERS' PERSONNEL:

Charterers may send upon any voyage made under this charter their own personnel or those of their associated companies sub-contractors or clients in the Vessel's available accommodation up to a number not exceeding that stated in the Vessel's current Department of Trade Life Saving Appliance Certificate (including the Vessel's complement of master officers and crew), Owners finding provisions (except liquors). The cost of provisions for each month shall be calculated at the end of the month and an average daily rate of such cost shall
then be calculated.   Charterers shall pay to Owners by the end of the
following month their share of such daily rate which share shall be the ratio that the average daily number of personnel on board serving for them or





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on their behalf during that month bears to the average daily total number of personnel on board during that month serving both Owners and Charterers or on their behalf.

10.      LIEN:

Owners shall have a lien upon all goods and equipment owned by the Charterers or their associated companies and installed on board the Vessel or being carried in the Vessel for any amounts due under this charter and Charterers shall have a lien on the Vessel for all monies paid in advance and not earned and for all claims for damages arising from any breach of this charter by Owners.

11.      OWNERS TO PROVIDE:

Owners undertake to provide and to pay for insurance of their liabilities as provided under clauses 29 and 31 hereof and for all provisions wages and all other expenses of the master officers and crew; also for all deck cabin and ships engine room and propulsion motor room stores. Owners' obligation under this clause extends to cover all liability for customs or import duties arising at any time during the performance of this charter in relation to the personal effects of the master officers and crew and in relation to the stores provisions and other matters aforesaid which Owners are to provide and/or pay for and Owners shall refund to Charterers any sum they or their agents may have paid or been compelled to pay in respect of such liability. Any amounts allowable in general average for wages and provisions and stores shall be credited to Charterers insofar as such amounts are in respect of a period when the Vessel is on hire

12.      CHARTERERS TO PROVIDE:

Charterers shall provide and pay for insurance of their liabilities as provided under clause 31 hereof and for all pilotage and boatmen whether compulsory or not fuel lubricants greases fresh water for boilers port charges light dues tug assistance mooring lines at rig site or offshore installation or other place agency fees port charges expenses of loading and unloading Charterers' stores and equipment canal dues and steersmen dock dues all dock harbour and tonnage dues at the port of delivery and redelivery agencies commission and all charges other than those payable by Owners in accordance with clause 11 hereof provided that all charges for the said items shall be paid by Owners when incurred for Owners' purposes whether the Vessel is on hire or off hire. The foregoing provision as to fuel shall not apply to any fuel used in connection with general average sacrifice or expenditure or with the preparation for the dry docking or repair of the Vessel and whilst the Vessel is in dry dock or under repair. Fuel consumed under those circumstances shall be paid for by Owners. PROVIDED that if Charterers use Owners' agency or facilities for obtaining fuel for their own account and such is debited to Owners' account then





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Charterers shall pay Owners for such fuel with the next payment of hire due after invoice has been rendered to Charterers by Owners

13.      SPACE AVAILABLE TO CHARTERERS:

The whole reach and burthen of the Vessel's upper and main decks abaft the aft bulkhead of the accommodation shall be at Charterers' disposal reserving for Owners only the engineer's store and workshop, lamp room and safety equipment store on the main deck and a small section of the starboard lower store for the storage of paint. Additionally there shall be made available at all times to Charterers on the upper and main decks in the accommodation all those cabins or spaces described in the drawing No. RW/0006 of the Vessel dated October 1980 as being for ratings, cadets, senior seismic, canteen, secondary navigation control room lounge and officers' mess together with client's suite, party chief's suite and senior seismic single berth on the forecastle deck

14.      DUTIES OF MASTER AND CREW:

The master shall carry out his duties with the utmost despatch during the day and night as required by Charterers and shall render all customary assistance with the Vessel's crew and equipment. The Master shall be under the orders of the Charterers as regards employment agency and other arrangements. The Charterers shall furnish the master with all instructions and sailing directions and the master and engineer shall keep full and correct logs accessible to the Charterers and their agents. Notwithstanding anything contained in this clause the Master may refuse to comply with any order of the Charterers if in his opinion the safety of the Vessel is likely to be endangered whereupon notice in writing shall be given to Charterers and/or their agents to that effect. Owners undertake that the Vessel's crew:

(a) Will connect and disconnect fuel and water in port or any other installations;

(b) Will assist when necessary in operations associated with the employment of the Vessel in surveying operations

15.      CONDUCT OF VESSEL'S PERSONNEL:

If Charterers shall complain of the conduct of the master or of any of the officers or if Owners shall complain of the conduct of the Charterers' personnel or of personnel invited aboard the Vessel by Charterers Owners and Charterers shall jointly and immediately investigate the complaint and if the complaint proves to be well founded shall take such action as is necessary and practicable





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16.      SUB-LET AND ASSIGNMENT:

Charterers shall not assign the benefit of this charter or sub-let the Vessel except to a company within the Horizon group of companies and in such event the assignment or sub-letting shall be on terms and conditions acceptable to Owners and the owners of the Vessel. It is hereby acknowledged by Charterers that Owners may assign the benefit of this charter to Ship Mortgage Finance Company Limited the present owners of the Vessel.

17.      DANGEROUS GOODS:

Subject to the provisions of clause 3 hereof Charterers shall at the discretion of the master have the liberty of carrying explosive and dangerous commodities provided such are packed and stowed in accordance with all relevant regulations of the country of the Vessel's flag and any other permitted regulation and/or IMCO Dangerous Goods Code. Any additional expenses incurred in complying with such regulations shall be for Charterers' Account

18.      CHARTERERS' EQUIPMENT:

Charterers shall have the right to install equipment on board the Vessel with the written consent of Owners which consent shall not be unreasonably withheld provided Owners have first obtained consent from the owners of the Vessel and provided always that the installation of the equipment complies with the requirements of the Vessel's classification Society and the regulating authority of the Vessel's flag. The equipment shall be carried at the risk of the Charterers. The Owners shall in no way be responsible for any consequences arising from or in connection with the equipment and Charterers to indemnify Owners against all consequences and liabilities arising therefrom. The cost of installation survey operation maintenance and removal of the equipment together with the refurbishing of the Vessel to original condition after removal of equipment shall be to Charterers' account. Provided that no removal and refurbishing shall take place in the event of a terminating event as specified in clause 19 (v) and (xii) of the bareboat charterparty between the owners of the Vessel and the Owners. In such event there shall be effected a sale by the owners of the Vessel together with the equipment as agreed between the owners of the Vessel and the parties hereto. Refurbishing of the Vessel shall include all work required to make seaworthy and restore the Vessel after removal of equipment including restoring the Vessel to its classification if required but shall not include the removal of basic structural strengthening and alterations built into the Vessel during initial conversion to accommodate Charterers' equipment





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19. SALVAGE:

All salvage and all proceeds from derelicts shall be divided equally between Owners and Charterers after deducting the master's officers' and crews' share hire of Vessel for time lost and cost of fuel consumed and all other damage costs and expenses incurred. Subject as aforesaid and subject to the provisions of clauses 21 and 22 hereof all loss of time and all expenses paid excluding any damage to or loss of the Vessel incurred in saving or attempting to save life and in unsuccessful attempts to salve shall be borne equally by Owners and an attempt to undertake salvage shall be made by the Vessel unless such has been mutually agreed between the parties or unless there is a legal obligation upon the master or Owners to carry out salvage.

20.      MAINTENANCE AND REPAIRS:

Notwithstanding the provisions of clauses 21 and 22 hereof Charterers shall allow Owners up to 20 days in each year cumulative during the period of the charter on hire for necessary maintenance and/or overhaul and/or repairs including dry docking in connection with Owners' duties under Clause 2 hereof such days to be taken at the discretion and decision of the Owners who will as far as possible take into account the exigencies of the service when making such decision. Any accumulated time for dry docking maintenance and repairs saved but not used shall be payable by Charterers annually and any balance upon re-delivery at the then prevailing daily hire.

21.      SUSPENSION OF HIRE:

(A) If as a result of any deficiency of crew or Owners' stores, strike of master, officers and crew, breakdown of machinery, damage to hull or other accident, the Vessel is prevented from working for a period of time more than 12 hours per week no hire shall be payable from the commencement of such loss of time until the Vessel is again ready and in an efficient state to resume her service from a position not less favourable to Charterers than that at which such loss of time commenced; and any hire paid in advance shall be adjusted accordingly. If such loss of time shall not exceed the said period of 12 hours full hire shall be paid by Charterers Provided always however that hire shall not cease in the event of the Vessel being prevented from working as aforesaid as a result of:

         (i)     The carriage of dangerous goods.

         (ii) Quarantine or risk of quarantine unless caused by the master, officers or crew having communication with the shore at any infected area not in connection with the employment of the Vessel and without consent or the instructions of Charterers.





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         (iii)   Deviation from her charter duties or exposure to abnormal
                 risks at the request of Charterers.

         (vi) Working alongside or in the proximity of any off-shore unit provided that there has been no gross dereliction of duty on the part of the master, officers or crew of the Vessel.

         (v) Detention in consequence of being driven into port or to anchorage through stress of weather or trading to shallow harbours or to rivers or ports with bars when the expenses resulting from such detention shall be for Charterers' account howsoever incurred.

         (vi) Any act or omission of the Charterers their servants or agents.

         (vii)   Detention or damage by ice.

(B) Owners shall be under no liability whatsoever to Charterers for any loss damage or delay sustained by Charterers as a result of the Vessel being prevented from working by any cause whatsoever other than Owners' failure to comply with their obligation to make the Vessel seaworthy and fit for her duties in accordance with this charter when such liability shall be limited as provided under clauses 31 and 32.

(C) The Vessel shall be dry docked at regular intervals to be mutually agreed and fuel consumed during the dry docking period and dry dock costs to be for Owners' account. Charterers shall place the Vessel at Owners' disposal clear of Charterers' moveable or detachable equipment (if required by Owners) at the nearest port suitable for the purpose. The Vessel shall be off-hire unless the full time allowed in clause 20 is not used from the time of arrival at the dry docking port when clear of such equipment and shall remain off-hire until ready to resume Charterers' service at the place at which the off-hire period commenced.

22.      DEVIATION:

Further and without prejudice to the provisions of clause 21 in the event of the Vessel deviating (which expression includes putting back putting into any port other than that to which she is bound under the instructions of Charterers) for any cause or for any purpose previously mentioned in clause 21 no hire shall be payable as from the commencement of such deviation until the time when the Vessel is again ready and in an efficient state to resume her service from a position not less favourable to Charterers than that at which the deviation commenced unless such deviation in the opinion of the master was necessary in the interests of the





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Charterers or the safety of the Vessel and unless the loss of time in consequence thereof shall exceed 12 hours. In the event of the Vessel for any cause or for any purpose previously mentioned in clause 21 putting into any port other than the port to which she is bound on the instructions of Charterers the port charges and other expenses at such port shall be borne by Owners. Should the Vessel be driven into port or any anchorage by stress of weather hire shall continue to be due and payable during any loss of time caused thereby

23.      LOSS OF VESSEL:

Should the Vessel be lost hire shall cease at noon on the day of her loss and should the Vessel be missing hire shall cease at noon on the day on which she was last heard of and any hire in advance and not earned shall be returned to Charterers

24.      INFECTED AREA AND INFRACTION OF LOCAL LAWS:

Owners shall be liable for any delay in quarantine arising from the Owners, master officers or crew having communication with the shore at any infected area without the written consent or instructions of Charterers or their agents also for any loss of time through detention by customs or other authorities caused by smuggling or other infraction of local law on the part of the master officers or crew

25.      LAYING UP:

Charterers shall have the option of laying up the Vessel in which case the hire provided for under this charter shall be reduced by the amount by which Owners can reasonably reduce the expenditure otherwise falling upon them under this Charter subject however to a minimum of 30 days being required for laying up the Vessel otherwise full hire will be required by Owners

26.      REQUISITION:

Should the Vessel be requisitioned by any government during the period of this charter the Vessel shall be deemed to be off-hire during the period of such requisition and any hire paid by the said government in respect of such requisition period shall be for Owners' account. The period during which the Vessel is on requisition to the said government shall count as part of the period provided for in clause 3 of this charter. Negotiations with the requisitioning government to secure hire or compensation for the Vessel and/or the Charterers' equipment shall be conducted after agreement between the parties by either party or jointly. In the event of the charter period terminating within the period of requisition Charterers shall fulfil their obligations under the terms of clauses 3, 5, 8 and 36 upon the Vessel being released from requisition the cost of the re-delivery voyage shall be that cost





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including steaming from the port or place of initial requisition or that port or place of release from requisition whichever is the lesser.

27.      OUT BREAK OF WAR:

In the event of war or hostilities preventing the operation of this Vessel in a particular area of the world where Charterers require it to be operated Charterers shall not have the right of cancelling this charter but shall order the Vessel to a part of the world free of such war or hostilities

28.      WAR RISK:

(a)      The Vessel (unless the consent of the Owners be first obtained)

         (i) shall not be bound to proceed to any place on any voyage and shall not be used on any service which will bring her within a zone which is known to be dangerous as a result of any actual or threatened act of war, war, hostilities, war like operations revolutions civil war civil commotion or the operation of international law or of any acts of piracy or of hostility or malicious damage against this or any other Vessel or its cargo by any person party or state whatsoever

         (ii) shall not be exposed in any way to any risks in respect of penalties or otherwise howsoever consequent upon the impositions of sanctions by any government or governments and

         (iii) shall not carry any goods or equipment that may in any way expose her to any risks of seizure capture penalties or any other interference of any kind whatsoever by any belligerent or fighting power or party or by any "de jure" or "de facto" government or ruler

(b) The Vessel shall have liberty to comply with any orders or direction as to departure arrival routes ports of call stoppages destinations delivery or in any other wise whatsoever given by the government of the nation under whose flag the Vessel sails or any other government or by any other person (or body) acting or purporting to act with the authority of any such government or by any committee or person having under the terms of the war risks insurance on the Vessel the right to give any such orders or directions





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(c)      If in compliance with the provisions of this clause anything is done or is not done such shall be deemed to be a permissible deviation

29.      WAR INSURANCE:

War and/or mine risk insurance if any shall be for Owners' account but notwithstanding the provisions of clause 11 hereof war risk insurance on hull and machinery on mutually agreed value in excess of the rate ruling at the date hereof shall be for Charterers' account

30.      ADDITIONAL WAR RISKS:

Any extra expenses which may be incurred by Owners if the Vessel with the consent of Owners is obliged by Charterers or on Charterers' requirements to trade in areas where there is war (de facto or de jure) shall be borne by Charterers, provided that before such expenses are incurred Charterers are given an opportunity to signify their approval

31.      RESPONSIBILITY AND INDEMNITY:

(a) Charterers shall not be responsible for damage to or in connection with loss of the Vessel howsoever caused including personal injury or death of Owners' servants or anyone to whom Owners may be responsible in this respect howsoever or by whomsoever caused even if caused by act neglect or default of anyone for whom otherwise Charterers might be responsible and Owners shall indemnify Charterers against all consequences and liabilities arising from or in connection with such loss or damage or personal injury or death of Owners' servants or anyone to whom Owners may be responsible

(b) Owners shall not be responsible for any damage to or loss of Charterers' goods or equipment or that of their associated companies or clients fitted in or to or carried on board or towed by the Vessel or any damage to or loss of the off shore installation to which the Vessel is ordered by Charterers howsoever or by whomsoever caused even if caused by act neglect or default of any one for whom otherwise Owners might be responsible and Charterers shall hold harmless and indemnify Owners from and against all liabilities arising from or relating to such loss or damage including liability for personal injury or death sustained by Charterers' servants and/or those of their associated companies or of their clients and/or anyone to whom Charterers may be responsible resulting from or occurring in connection with such loss or damage insofar as such person was in attendance and/or was on board the Vessel and/or was at any time that the personal injury or death was caused or incurred being carried by the Vessel to or





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         from such off shore installation and/or other place or places at
         Charterers' request

32.      LIMITATIONS:

Nothing herein contained in this agreement shall be construed or held to deprive Owners or Charterers of any right to claim limitation of liability provided by any applicable law statute or convention

33.      PRESERVATION OF SECRECY:

All information regarding Charterers' client operation investigations and findings together with the nature and specification of Charterers' equipment installed on board the Vessel shall be regarded as confidential to the Charterers and under no circumstances shall any such information be divulged to unauthorized persons or the press without prior permission of Charterers. This ruling shall be incumbent upon all personnel for whom Owners have responsibility. Owners shall ensure that all Owners' subcontractors give an indemnity to observe the requirements of this clause

34.      CHANGE OF OWNERSHIP:

(a) Owners' rights and obligations under this charter are not transferrable by sale without Charterers' consent and Owners will make application for consent to sale in good and sufficient time for Charterers' consideration. Should any such sale take place Owners shall reimburse Charterers with any hire paid in advance and not earned and the cost of fuel and bunkers.

(b) Owners shall be entitled to require the affixing to the Vessel of a suitably worded notice indicating that the Vessel is bareboat chartered to Owners and that no liens are to be created

(c) Charterers shall be entitled to affix notices to their equipment indicating ownership of the same and that no liens shall be created on this equipment other than under clause 10 hereof.

35.  LAW AND LITIGATION:

(a) This charter shall be construed and the relations between the parties determined in accordance with the Law of England

(b) If any dispute difference or question shall arise at any time hereafter between the parties hereto concerning any matter or thing whatsoever herein contained or the operation or construction thereof or any matter or thing in any way connected with these presents or the rights duties or liabilities of either party under or in connection with this Agreement then and in every such case the dispute or difference shall be referred to a single arbitrator in London to be agreed between the parties hereto or failing agreement within fourteen days after either party has given to the other a written request to concur in the appointment of an arbitrator one arbitrator to be appointed by each party hereto in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force. It is further agreed that such arbitration shall be a condition precedent to the commencement of any action of law

36.      REDELIVERY:

The Vessel shall be re-delivered on the expiration or earlier termination of this Charter Party in the same good order as when delivered to the Charterers (fair wear and tear excepted) but after refurbishing as provided in clause 18 (except as therein provided in the event of the sale by the owners of the Vessel together with the equipment). "On hire" and "off hire" surveys will be carried out by a surveyor mutually agreed between both parties. Repairs of any damage that may have occurred during time period of the charter by the nature of the charter shall be for Charterers' expense together with the cost of survey and charter hire to be paid for the time incurred in carrying out such repairs.

DATED this fourth day of February 1981.



SIGNED by                         /s/ [illegible signature]
on behalf of Owners               /s/ [illegible signature]
                                  /s/ [illegible signature]

SIGNED by
on behalf of Charterers           /s/ [illegible signature]

In the presence
of Stephen Williams
Solicitor

                           "SUBSEA 1" to be re-named

                               "PACIFIC HORIZON"

                                  O/N. 6413807

PORT OF REGISTRY: LONDON                   SIGNAL LETTERS: G.U.Q.A.

BUILT BY: A.G. "WESER" WERK SEEBECK, BREMERHAVEN, W. GERMANY. 1964

REBUILT: GLOBE ENGINEERING (HULL) LIMITED, HULL. 1981

PRINCIPAL DIMENSIONS: 79.69m x 12.65m x 4.80lm

DISPLACEMENT: G.R.T.    N.R.T.

LOADED DRAUGHT:

CLASSIFICATION: LLOYDS + 100A1 SEISMIC SURVEY VESSEL

SAFCON: YES                       LOADLINE: YES

U.K. D.O.T. CLASSIFICATION: CLASS VII UNRESTRICTED

MAIN PROPULSION: 3 DEUTZ DIESEL ELECTRIC GENERATORS 2700 B.H.P.

MAIN PROPULSION MOTOR: A.E.G.

SPEED:                            CONSUMPTION:

MANOEUVRING/SECONDARY PROPULSION: SCHOTTEL UNIT

BUNKERS:                          ENDURANCE:

FRESH WATER:                      CRUISING:

ACCOMMODATION:   CHARTERERS
                 AND CREW  ) TOTAL 43 PERSONS

L.S.A. CERTIFICATION:     50 PERSONS

NAVIGATIONAL AND ELECTRONIC AIDS:

MAIN AND SECONDARY SSB TRANSEIVERS

TELEX FOR OPERATION WITH MAIN TRANSEIVER

R408 COMMUNICATION RECEIVER

STANDBY DISTRESS RECEIVER

DEBEG V.H.F. RECEIVER

ROBERTSON V.H.F. RECEIVER

EMERGENCY TRANSEIVER SOLAS TYPE 3

TWO 1022 FURONO RADARS

ONE RM426 DECCA RADAR             KODEN WEATHER FAX

WALKER SPEED LOG                  DECCA NAV. MK.21

ELAC ECHO SOUNDER                 ANSCHULTZ GYRO/A. PILOT